UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2010

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

On October 26, 2010, Obagi Medical Products, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) relating to a proposed secondary offering of up to 6,247,154 shares of its common stock, par value $0.001 per share.  All of the shares of common stock to be registered are previously issued and currently outstanding shares that will, to the extent such shares are offered and sold,  be offered and sold by existing stockholders of the Company. The Company will not sell any shares in the offering and will not receive any of the proceeds from sales of the shares.  The filing was made pursuant to the exercise of registration rights by a selling stockholder under the Investors'  Rights Agreement entered into in December 1997, as amended, between the Company and certain  stockholders (the “Investors’ Rights Agreement”).  Another stockholder is also entitled to participate in the offering pursuant to the Investors’ Rights Agreement, and  the shares held by such stockholder have been included in the total shares registered in the registration statement.  The registration of these shares does not necessarily mean that the selling stockholders will offer or sell all or any of the shares being registered. A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement is declared effective.  The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov.

In addition, on October 26, 2010, the Company announced that its Board of Directors has authorized the Company to spend up to $45.0 million to repurchase shares of its common stock, depending on market conditions and other factors.  Share repurchases may include the repurchase of shares from the selling stockholders through privately negotiated transactions prior to the commencement of the offering described above or in one or more transactions following consummation of the offering, as well as repurchases made through open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements and other factors.  This authorization does not obligate the Company to acquire any particular amount of common stock, and it may be suspended at any time at the Company's discretion. There can be no assurance that any shares will be repurchased or as to the terms under which any shares may be repurchased.

The Company issued a press release regarding the filing of the registration statement and authorization to repurchase shares of its common stock on October 26, 2010.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated October 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: October 26, 2010	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer